UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A, New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 20, 2024, Zeo Energy Corp., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the second quarter ended June 30, 2024. The press release is furnished hereto as Exhibit 99.1.

The information provided in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Cannon Holbrook as CFO

On August 20, 2024, the Company announced the appointment of Cannon Holbrook as Chief Financial Officer (“CFO”). Mr. Holbrook initially joined the Company in March 2024, serving as advisor to the Chief Executive Officer (the “CEO”) during the Company's de-SPAC process and, since that time, has lead its accounting, finance, and treasury functions as well as building out its external reporting processes.

Mr. Holbrook (a) is not a party to any arrangement or understanding with any other person pursuant to which he was selected to serve as CFO of the Company, (b) has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of the Regulation S-K, and (c) does not have any family relationship with any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Below is certain biographical information about Mr. Holbrook:

Mr. Holbrook, 52, brings over two decades of experience in finance and accounting to the Company. Throughout his career, he has demonstrated expertise in strategic planning, mergers and acquisitions, and capital raising. He has managed accounting operations for global entities, implemented shared services, and developed and driven process improvements that have yielded significant cost savings and operational efficiencies. Prior to joining the Company as CFO, Mr. Holbrook served as the advisor to the CEO from March to August 2024. While in this role, he led the Company’s accounting, finance, and treasury functions, helped the Company complete its de-SPAC combination in March 2024, and built out external reporting processes. Before joining our Company, Mr. Holbrook served as the CFO of Hawx Pest Control, a company in the business of residential pest services. While there, he led accounting, finance, and treasury functions, helped the company increase its revenue, and helped to close a major private equity financing. Prior to this, from September 2020 to December 2021, Mr. Holbrook served as the Head of Finance in Built Bar, a food manufacturer. In this role, he implemented key financial reporting functions and helped raise debt and equity financing. From July to September 2020, he was the Consulting CFO of Access CFO, a business that provides outsourced CFO services. While there, he drove company responses to quality of earnings processes and planned and drove preparation for a company audit. From December 2017 to July 2020, Mr. Holbrook was the VP of Accounting and Finance at HZO, Inc., a nanotechnology manufacturer. While there, he implemented accounting and finance systems and processes necessary to enable the company to meet needs through explosive growth, completed an audit, implemented automated accounting processes, and raised debt and equity financing.

Employment Agreement with Cannon Holbrook

In connection with his appointment, Sunergy Solar, LLC (“Sunergy”), a subsidiary of the Company, entered into an employment agreement with Mr. Holbrook on August 19, 2024 (the “Holbrook Agreement”) pursuant to which Mr. Holbrook will serve as the Chief Financial Officer of both Sunergy and the Company, reporting to the Company’s Chief Executive Officer.

The period of the Holbrook Agreement commenced on August 19, 2024 (the “Effective Date”) and continues through the third anniversary of the Holbrook Agreement. The agreement is subject to automatic renewals for one (1) year periods unless either party terminates employment or provides ninety (90) day notice of intent not to renew.

In recognition of Mr. Holbrook’s responsibilitiess, the Company agreed to pay Mr. Holbrook a base salary of $225,000, which may be increased from time to time by the Compensation Committee (the “Committee”) of the Company’s board of directors (the “Board”) in its sole discretion.

A one-time payment of $25,000 will be paid to Mr. Holbrook in connection with the execution of the Holbrook Agreement. Though the agreement does not provide for a guaranteed annual target cash bonus, for each year the Holbrook Agreement is in effect, the Committee may choose to provide a discretionary cash bonus to Mr. Holbrook, based on meeting positive EBITDA targets, an evaluation of his performance and peer group compensation practices, taking into account the Company and individual performance objectives, and/or such criteria as determined by the Committee in its sole discretion from time to time.

In addition, Mr. Holbrook is eligible to receive certain grants of vested shares under the Company’s 2024 Omnibus Incentive Equity Plan, subject to the approval of the Board, in accordance with the following schedule:

●	15,000 vested shares to be issued as soon as possible following the Effective Date;

●	75,000 vested shares to be granted on the date that is 12 months after the Effective Date;

●	75,000 vested shares to be granted on the date that is 24 months after the Effective Date; and

●	75,000 vested shares to be granted on the date that is 35 months after the Effective Date.

The Company may terminate Mr. Holbrook’s employment with or without Cause (as defined in the Holbrook Agreement). The Company has agreed to provide thirty (30) days in notice to Mr. Holbrook if he is terminated without Cause (or base salary in lieu of such notice),. The termination of Mr. Holbrook’s employment will not be deemed to be for Cause unless Mr. Holbrook (with his attorney) is given a reasonable opportunity to respond to all relevant allegations upon which a contemplated termination for Cause is based.

Mr. Holbrook may terminate his employment with or without Good Reason (as defined in the Holbrook Agreement). If Mr. Holbrook intends to terminate his employment without Good Reason, he has agreed to provide thirty (30) days’ written notice. For termination for Good Reason, Mr. Holbrook has agreed that he will provide the Company with notice within thirty (30) days after receiving notice of a Good Reason event, after which the Company will have thirty (30) days to cure the Good Reason event, and, if not cured, Mr. Holbrook will terminate employment within fifteen (15) days following the expiration of the cure period.

In the event of termination for any reason, Mr. Holbrook shall continue to receive his full salary through the date of termination, any unreimbursed and approved business expenses, accrued but unused paid time off days, and any payments, benefits, or fringe benefits Mr. Holbrook was entitled to under plan terms.

If the Company terminates Mr. Holbrook without Cause or Mr. Holbrook terminates for Good Reason, and there is no Change of Control (as defined in the Holbrook Agreement), the Company has agreed to also provide Mr. Holbrook the following:

(i) a lump sum cash payment, payable on the date of termination, equal to the sum of the following: (x) one year’s base salary at the annualized rate then in effect (or the rate that should be in effect but for any base salary diminution), and (y) any unpaid annual bonus for the preceding calendar year and the greater of (I) any annual target cash bonus opportunity for the year of termination or (II) the average annual cash bonus for the three preceding calendar years in which an annual cash bonus was paid, and (z) the annual cash bonus and any other target long-term incentive award granted for the year of the date of termination;

(ii) accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iii) to the extent eligible and Mr. Holbrook properly elects coverage, continued health insurance coverage under COBRA for twelve (12) months following termination at the same costs as applied to Mr. Holbrook prior to his termination, subject to early termination upon Mr. Holbrook becoming eligible for group health insurance coverage under another employer’s plan.

If the Company terminates Mr. Holbrook without Cause or Mr. Holbrook terminates for Good Reason, and such termination occurs within two (2) years following or six (6) months prior to a Change of Control (as defined in the Holbrook Agreement), the Company has agreed to also provide Mr. Holbrook the following:

(i) severance payments pro-rated, based on the number of days worked during the year in which the termination occurs, equal to the greater of any annual target cash bonus opportunity for the year of termination or the highest actual annual cash bonus paid during the three preceding completed years;

(ii) a lump sum cash payment equal to the sum of the following: (x) one year's base salary at the annualized rate then in effect (or the rate that should be in effect but for any base salary diminution), (y) any unpaid annual bonus for the preceding calendar year, and any other target long-term incentive award granted for the year of the date of termination;

(iii) accelerated vesting of any outstanding equity grants so that such equity grants vest completely as of the date of termination; and

(iv) to the extent eligible, and Mr. Holbrook properly elects coverage, continued health insurance coverage under COBRA for twelve (12) months following termination at the same costs as applied to Mr. Holbrook prior to his termination, subject to early termination upon Mr. Holbrook becoming eligible for group health insurance coverage under another employer’s plan.

The foregoing description of the Holbrook Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, which is attached hereto as Exhibit 10.1.

On August 20, 2024, the Company issued a press release announcing Mr. Holbrook’s appointment. A copy of such release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Employment Agreement, dated August 19, 2024, by and between the Company and Cannon Holbrook
99.1	Earnings Release, dated August 20, 2024
99.2	Press Release, dated August 20, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2024	Zeo Energy Corp.

	By:	/s/ Timothy Bridgewater
	Name:	Timothy Bridgewater
	Title:	Chief Executive Officer and Chief Financial Officer

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